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                                                                   EX.99.906CERT

         CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

         Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Kirr, Marbach Partners Funds, Inc., does hereby certify, to such officer's knowledge, that the report on Form N-CSR of the Kirr, Marbach Partners Funds, Inc. for the year ended September 30, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Kirr, Marbach Partners Funds, Inc. for the stated period.


/s/ Mark Foster                               /s/ Mickey Kim
---------------------------------             ----------------------------------
Mr. Mark Foster                               Mr. Mickey Kim
President, Kirr, Marbach                      Treasurer, Kirr, Marbach
Partners Funds, Inc.                          Partners Funds, Inc.

Dated: December 9, 2005
       --------------------


This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Kirr, Marbach Partners Funds, Inc. for purposes of the Securities Exchange Act of 1934.